Contact:        Jim Gustafson
Investor Relations
DaVita Inc.
(310) 536-2585

DaVita Inc. 1st Quarter 2017 Results

Denver, Colorado, May 2, 2017 - DaVita Inc. (NYSE: DVA) today announced results for the quarter ended March 31, 2017.

•	Net income attributable to DaVita Inc. for the quarter ended March 31, 2017 was $448 million, or $2.29 per share.

•	Adjusted net income attributable to DaVita Inc. for the quarter ended March 31, 2017 was $154 million, or $0.79 per share.

•	Adjusted net income attributable to DaVita Inc., further adjusted to exclude amortization for the quarter ended March 31, 2017, was $182 million, or $0.93 per share.

•	Net income attributable to DaVita Inc. for the quarter ended March 31, 2016 was $97 million, or $0.47 per share.

•	Adjusted net income attributable to DaVita Inc. for the quarter ended March 31, 2016 was $190 million, or $0.92 per share.

•	Adjusted net income attributable to DaVita Inc., further adjusted to exclude amortization for the quarter ended March 31, 2016 was $214 million, or $1.03 per share.
For the definitions of non-GAAP financial measures such as adjusted net income attributable to DaVita Inc. and adjusted net income attributable to DaVita Inc., further adjusted to exclude amortization, see the note titled “Note on non-GAAP Financial Measures” below.
Financial and operating highlights include:
Cash flow: For the rolling twelve months ended March 31, 2017, operating cash flow was $2.400 billion and free cash flow was $1.841 billion. For the quarter ended March 31, 2017, operating cash flow was $865 million and free cash flow was $734 million.
Operating income and adjusted operating income: Operating income for the quarter ended March 31, 2017 was $888 million, and adjusted operating income for the quarter was $392 million.
Operating income for the quarter ended March 31, 2016 was $365 million, and adjusted operating income for the quarter was $458 million.
Volume: Total U.S. dialysis treatments for the first quarter of 2017 were 6,804,384, or 88,369 treatments per day, representing a per day increase of 3.7% over the first quarter of 2016. Normalized non-acquired treatment growth in the first quarter of 2017 as compared to the first quarter of 2016 was 3.8%.
The number of member months for which DMG provided care during the first quarter of 2017 was approximately 2.2 million, of which approximately 0.9 million, 1.0 million and 0.3 million related to senior, commercial and Medicaid members, respectively.
Goodwill and asset impairment charges: During the quarter ended March 31, 2017, we recognized an additional goodwill impairment charge related to our vascular access business of $24 million, of which $7 million was attributed to noncontrolling interests. This additional charge resulted primarily from changes in our expectations as our partners and operators evaluate reimbursement model alternatives as a result of recent changes in the Medicare reimbursement structure for these services.
We also recognized an asset impairment charge of $15 million related to the restructuring of our pharmacy business.
Gain on Changes in Ownership Interests: During the quarter ended March 31, 2017, we recorded a $6 million adjustment to true up the non-cash gain related to the formation of the Asia Pacific Joint Venture (APAC JV).
Settlement: In the first quarter of 2017, we received a payment of $538 million related to the settlement with the U.S. Department of Veterans Affairs (VA). Our consolidated entities recognized a net gain of $527 million on this settlement, of which $24 million was attributable to noncontrolling interests. Our nonconsolidated and managed entities recognized a gain of $9 million, of which our equity investment share was $3 million. The net effect was a net increase of $530 million to DaVita’s operating income, which was subject to income taxes of $197 million.
Effective tax rate: Our effective tax rate was 36.5% for the quarter ended March 31, 2017. The effective tax rate attributable to DaVita Inc. was 39.1% for the quarter ended March 31, 2017.
Our effective tax rate for the quarter ended March 31, 2017 was impacted by an adjustment to true-up the gain on the formation of the APAC JV ownership changes and the amount of third-party owners’ income attributable to non-tax paying entities.
The adjusted effective tax rate attributable to DaVita Inc. for the quarter ended March 31, 2017, excluding these items was 40.0%.
Center activity: As of March 31, 2017, we provided dialysis services to a total of approximately 205,900 patients at 2,544 outpatient dialysis centers, of which 2,382 centers were located in the United States and 162 centers were located in 11 countries outside of the United States. During the first quarter of 2017, we opened a total of 24 new dialysis centers and acquired 12 dialysis centers in the United States. We also opened five new dialysis centers and acquired three dialysis centers outside of the United States.
Note on Non-GAAP Financial Measures
As used in this press release the term “adjusted” refers to non-GAAP measures as follows, each as reconciled to the most comparable GAAP measure in the non-GAAP reconciliations in the notes to this press release: (i) for income measures, the term “adjusted” refers to operating performance measures that exclude certain items such as impairment charges, gains (losses) on ownership changes, and gains and charges associated with settlements; (ii) the term “adjusted net income excluding amortization” represents the Company’s net income excluding certain items as well as amortization of intangibles associated with acquisitions; and (iii) the term “adjusted effective income tax rate attributable to DaVita Inc.” represents the Company’s effective tax rate excluding certain non-GAAP items and noncontrolling owners’ income that primarily relates to non-tax paying entities.
These non-GAAP or “adjusted” measures are presented because management believes these measures are useful adjuncts to GAAP results. Non-GAAP or “adjusted” measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management uses these non-GAAP measures to compare and evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts in evaluating our performance over time and relative to competitors, as well as in analyzing the underlying trends in our business.
The Company’s adjusted net income attributable to DaVita Inc., adjusted diluted net income per share, adjusted net income attributable to DaVita Inc. excluding amortization, adjusted diluted net income per share excluding amortization, adjusted operating income, adjusted effective income tax rate attributable to DaVita Inc., and free cash flow discussed in this press release are reconciled to their most comparable GAAP measures at Notes 2, 3, 4, and 5.

Outlook
The following forward-looking measures and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current forward-looking measures. We do not provide guidance for consolidated operating income, Kidney Care operating income or effective tax rate attributable to DaVita Inc. on a GAAP basis nor a reconciliation of those forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These non-GAAP financial measures do not include certain items, including the gain related to the VA settlement, goodwill and asset impairment charges, and the gain on the APAC JV ownership changes.

•	We still expect our adjusted consolidated operating income guidance for 2017 to be in the range of $1.635 billion to $1.775 billion.

•	We still expect our adjusted operating income guidance for Kidney Care for 2017 to be in the range of $1.525 billion to $1.625 billion.

•	We still expect our operating income guidance for DMG for 2017 to be in the range of $110 million to $150 million.

•	We still expect our consolidated operating cash flow for 2017 to be in the range of $1.750 billion to $1.950 billion, which includes the net benefit of the VA settlement.

•	We still expect our 2017 adjusted effective tax rate attributable to DaVita Inc. to be approximately 39.5% to 40.5%.
We will be holding a conference call to discuss our results for the first quarter ended March 31, 2017 on May 2, 2017 at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9087 from outside the U.S. A replay of the conference call will be available on our website at investors.davita.com, for the following 30 days.

This release contains forward-looking statements within the meaning of the federal securities laws, including without limitation statements related to our guidance and expectations for our 2017 consolidated operating income, our 2017 Kidney Care operating income, DMG’s 2017 operating income, our 2017 consolidated operating cash flows and our 2017 effective tax rate attributable to DaVita Inc. Factors that could impact future results include the uncertainties associated with the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2016, our subsequent quarterly and annual reports, and our current reports on Form 8-K. The forward-looking statements should be considered in light of these risks and uncertainties.
These risks and uncertainties include, among other things, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•
the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, which may result in the loss of revenues or patients, and the extent to which the ongoing implementation of healthcare exchanges or changes in regulations or enforcement of regulations, including among other things those regarding the exchanges, results in a reduction in reimbursement rates for our services from and/or the number of patients enrolled in higher-paying commercial plans,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of the Medicare Advantage benchmark structure,

•	risks arising from potential federal and/or state legislation or regulation that could have an adverse effect on our operations and profitability,

•
the impact of the 2016 Congressional and Presidential elections on the current health care marketplace and on our business, including with respect to the future of the Affordable Care Act, the exchanges and many other core aspects of the current health care marketplace,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•
legal compliance risks, including our continued compliance with complex government regulations and the provisions of our current corporate integrity agreement and current or potential investigations by various government entities and related government or private-party proceedings, and restrictions on our business and operations required by our corporate integrity agreement and other settlement terms, and the financial impact thereof,

•	continued increased competition from large- and medium-sized dialysis providers that compete directly with us,

•
our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector, that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems,

•
our ability to complete acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including DMG, or to expand our operations and services to markets outside the United States, or to businesses outside of dialysis and DMG’s business,

•	the variability of our cash flows,

•
the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to operate them profitably anytime soon, if at all,

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements,

•	the risk that laws regulating the corporate practice of medicine could restrict the manner in which DMG conducts its business,

•	the risk that the cost of providing services under DMG’s agreements may exceed our compensation,

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact DMG’s business, revenue and profitability,

•	the risk that DMG may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability,

•	the risk that a disruption in DMG’s healthcare provider networks could have an adverse effect on DMG’s business operations and profitability,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of DMG could have an adverse effect on DMG’s business, or

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with DMG or may be willing to contract only on less favorable terms.
We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

DAVITA INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars in thousands, except per share data.)

	Three months ended March 31,
	2017	2016
Patient service revenues	$2,601,378	$2,481,933
Less: Provision for uncollectible accounts	(112,983)	(109,205)
Net patient service revenues	2,488,395	2,372,728
Capitated revenues	918,036	887,047
Other revenues	290,852	321,361
Total net revenues	3,697,283	3,581,136
Operating expenses and charges:
Patient care costs and other costs	2,722,820	2,582,333
General and administrative	391,780	386,429
Depreciation and amortization	190,206	169,355
Provision for uncollectible accounts	1,910	2,517
Equity investment income	(3,935)	(1,387)
Goodwill and asset impairment charges	39,366	77,000
Gain on changes in ownership interests	(6,273)	—
Gain on settlement, net	(526,827)	—
Total operating expenses and charges	2,809,047	3,216,247
Operating income	888,236	364,889
Debt expense	(104,429)	(102,884)
Other income, net	4,243	2,976
Income before income taxes	788,050	264,981
Income tax expense	287,765	126,822
Net income	500,285	138,159
Less: Net income attributable to noncontrolling interests	(52,588)	(40,725)
Net income attributable to DaVita Inc.	$447,697	$97,434
Earnings per share:
Basic net income per share attributable to DaVita Inc.	$2.33	$0.48
Diluted net income per share attributable to DaVita Inc.	$2.29	$0.47
Weighted average shares for earnings per share:
Basic	192,376,735	204,366,869
Diluted	195,281,014	207,928,096

DAVITA INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(dollars in thousands)

	Three months ended March 31,
	2017	2016
Net income	$500,285	$138,159
Other comprehensive income (loss), net of tax:
Unrealized losses on interest rate cap and swap agreements:
Unrealized losses on interest rate cap and swap agreements	(3,188)	(5,469)
Reclassifications of net rate cap and swap agreements realized losses into net income	1,265	465
Unrealized gains on investments:
Unrealized gains on investments	1,557	229
Reclassification of net investment realized gains into net income	(140)	(93)
Unrealized gains on foreign currency translation:
Foreign currency translation adjustments	13,261	11,181
Other comprehensive income	12,755	6,313
Total comprehensive income	513,040	144,472
Less: Comprehensive income attributable to noncontrolling interests	(52,586)	(40,725)
Comprehensive income attributable to DaVita Inc.	$460,454	$103,747

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(dollars in thousands)

	Three months ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$500,285	$138,159
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	190,206	169,355
Goodwill and asset impairment charges	39,366	77,000
Stock-based compensation expense	9,601	13,097
Deferred income taxes	20,091	47,519
Equity investment income, net	1,423	5,238
Other non-cash charges	9,467	11,507
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	16,168	(78,097)
Inventories	(8,909)	(4,924)
Other receivables and other current assets	(84,511)	(75,326)
Other long-term assets	(2,310)	(965)
Accounts payable	(26,214)	7,782
Accrued compensation and benefits	(62,825)	(32,909)
Other current liabilities	(9,633)	55,673
Income taxes	258,490	76,685
Other long-term liabilities	14,479	19,208
Net cash provided by operating activities	865,174	429,002
Cash flows from investing activities:
Additions of property and equipment	(214,535)	(173,187)
Acquisitions	(77,236)	(405,154)
Proceeds from asset and business sales	46,612	4,657
Purchase of investments available for sale	(2,358)	(4,435)
Purchase of investments held-to-maturity	(121,670)	(228,198)
Proceeds from sale of investments available for sale	4,025	5,155
Proceeds from investments held-to-maturity	116,285	252,701
Purchase of equity investments	(1,135)	(5,850)
Net cash used in investing activities	(250,012)	(554,311)
Cash flows from financing activities:
Borrowings	12,803,015	13,098,553
Payments on long-term debt and other financing costs	(12,839,156)	(13,118,741)
Purchase of treasury stock	—	(274,926)
Distributions to noncontrolling interests	(43,316)	(50,409)
Stock award exercises and other share issuances, net	3,330	3,167
Contributions from noncontrolling interests	17,989	10,190
Proceeds from sales of additional noncontrolling interests	—	3,557
Purchase of noncontrolling interests	(799)	(4,300)
Deferred financing costs	—	(188)
Net cash used in financing activities	(58,937)	(333,097)
Effect of exchange rate changes on cash and cash equivalents	2,820	717
Net increase (decrease) in cash and cash equivalents	559,045	(457,689)
Cash and cash equivalents at beginning of the year	913,187	1,499,116
Cash and cash equivalents at end of the period	$1,472,232	$1,041,427

DAVITA INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars in thousands, except per share data)

	March 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$1,472,232	$913,187
Short-term investments	313,265	310,198
Accounts receivable, less allowance of $242,462 and $252,056	1,900,561	1,917,302
Inventories	174,159	164,858
Other receivables	539,656	453,483
Prepaid and other current assets	204,027	210,604
Income taxes receivable	—	10,596
Total current assets	4,603,900	3,980,228
Property and equipment, net of accumulated depreciation of $2,954,237 and $2,832,160	3,171,199	3,175,367
Intangible assets, net of accumulated amortization of $987,468 and $940,731	1,487,029	1,527,767
Equity investments	521,848	502,389
Long-term investments	108,368	103,679
Other long-term assets	43,450	44,510
Goodwill	9,452,470	9,407,317
	$19,388,264	$18,741,257
LIABILITIES AND EQUITY
Accounts payable	$464,790	$522,415
Other liabilities	783,806	856,847
Accrued compensation and benefits	756,002	815,761
Medical payables	389,681	336,381
Current portion of long-term debt	170,217	165,041
Income tax payable	249,081	—
Total current liabilities	2,813,577	2,696,445
Long-term debt	8,918,878	8,947,327
Other long-term liabilities	504,380	465,358
Deferred income taxes	830,990	809,128
Total liabilities	13,067,825	12,918,258
Commitments and contingencies:
Noncontrolling interests subject to put provisions	979,848	973,258
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 194,596,120 and 194,554,491 shares issued and outstanding, respectively)	195	195
Additional paid-in capital	1,058,610	1,027,182
Retained earnings	4,158,010	3,710,313
Accumulated other comprehensive loss	(76,886)	(89,643)
Total DaVita Inc. shareholders’ equity	5,139,929	4,648,047
Noncontrolling interests not subject to put provisions	200,662	201,694
Total equity	5,340,591	4,849,741
	$19,388,264	$18,741,257

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
1. Consolidated Financial Results:
Consolidated net revenues	$3,697	$3,716	$3,581
Operating income	$888	$381	$365
Adjusted operating income excluding certain items(1)	$392	$445	$458
Operating income margin	24.0%	10.3%	10.2%
Adjusted operating income margin excluding certain items(1) (5)	10.6%	12.0%	12.8%
Net income attributable to DaVita Inc.	$448	$158	$97
Adjusted net income attributable to DaVita Inc. excluding certain items(1)	$154	$192	$190
Diluted net income per share attributable to DaVita Inc.	$2.29	$0.80	$0.47
Adjusted diluted net income per share attributable to DaVita Inc. excluding certain items(1)	$0.79	$0.98	$0.92

2. Consolidated Business Metrics:
Expenses
General and administrative expenses as a percent of consolidated net revenues(2)	10.6%	11.1%	10.8%
Consolidated effective tax rate	36.5%	32.3%	47.9%
Consolidated effective tax rate attributable to DaVita Inc.(1)	39.1%	36.3%	56.5%
Adjusted consolidated effective tax rate attributable to DaVita Inc.(1)	40.0%	36.5%	40.0%

3. Summary of Division Financial Results:
Net revenues
Kidney Care:
U.S. dialysis and related lab services	$2,271	$2,323	$2,227
Ancillary services and strategic initiatives, including international dialysis operations:
U.S. ancillary services and strategic initiatives	315	338	345
International dialysis	63	58	46
	378	396	391
Elimination of intersegment	(39)	(40)	(26)
Total Kidney Care	2,610	2,679	2,592
DMG	1,087	1,037	989
Total net consolidated revenues	$3,697	$3,716	$3,581
Operating income (loss)
Kidney Care:
U.S. Dialysis and related lab services	$945	$436	$440
Other - Ancillary services and strategic initiatives, including international dialysis operations:
U.S. ancillary services and strategic initiatives	(53)	(59)	(1)
International dialysis	(5)	(14)	(10)
	(58)	(73)	(11)
Corporate support and related long-term incentive compensation	(11)	—	(7)
Reduction of a receivable associated with the DMG acquisition escrow provision	—	(4)	—
Total Kidney Care	876	359	422
DMG	12	22	(57)
Total consolidated operating income	$888	$381	$365

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
4. Summary of Reportable Segment Financial Results:
U.S. Dialysis and Related Lab Services
Revenue:
Patient services revenues	$2,373	$2,427	$2,328
Provision for uncollectible accounts	(107)	(109)	(105)
Net patient service operating revenues	2,266	2,318	2,223
Other revenues	5	5	4
Total net operating revenues	2,271	2,323	2,227
Operating expenses:
Patient care costs	1,548	1,568	1,496
General and administrative	188	199	179
Depreciation and amortization	125	124	116
Equity investment income	(8)	(4)	(4)
Gain on settlement, net	(527)	—	—
Total operating expenses	1,326	1,887	1,787
Segment operating income	$945	$436	$440
Reconciliation for non-GAAP measure:
Less:
Gain on settlement, net	(527)	—	—
Equity investment income related to gain on settlement	(3)	—	—
Adjusted segment operating income(1)	$415	$436	$440

DMG
Revenue:
DMG capitated revenues	$890	$845	$866
Patient services revenues	185	179	116
Provision for uncollectible accounts	(6)	(6)	(4)
Net patient service operating revenues	179	173	112
Other revenues	18	19	11
Total net operating revenues	$1,087	$1,037	$989
Operating expenses:
Patient care costs	$892	$834	$794
General and administrative	129	123	127
Depreciation and amortization	57	58	46
Goodwill and asset impairment charges	—	—	77
Equity investment (income) loss	(3)	—	2
Total operating expenses	1,075	1,015	1,046
Segment operating income (loss)	$12	$22	$(57)
Reconciliation for non-GAAP measure:
Add:
Goodwill impairment charge	—	—	77
Accrual for legal matters	—	—	16
Adjusted segment operating income(1)	$12	$22	$36

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
5. U.S. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	6,804,384	6,889,069	6,639,874
Number of treatment days	77.0	79.0	77.9
Treatments per day	88,369	87,203	85,236
Per day year over year increase	3.7%	3.7%	4.3%
Normalized non-acquired treatment growth year over year	3.8%	4.0%	4.1%
Operating revenues before provision for uncollectible accounts
Dialysis and related lab services revenue per treatment	$348.70	$352.38	$350.60
Per treatment (decrease) increase from previous quarter	(1.0)%	(0.1)%	0.7%
Per treatment (decrease) increase from previous year	(0.5)%	1.2%	1.4%
Percent of consolidated net revenues	60.8%	61.9%	61.8%
Expenses
Patient care costs
Percent of total segment operating net revenues	68.1%	67.5%	67.2%
Per treatment	$227.47	$227.68	$225.30
Per treatment (decrease) increase from previous quarter	(0.1)%	0.2%	2.5%
Per treatment increase from previous year	1.0%	3.6%	1.0%
General and administrative expenses
Percent of total segment operating net revenues	8.3%	8.5%	8.0%
Per treatment	$27.65	$28.82	$26.97
Per treatment (decrease) increase from previous quarter	(4.1)%	5.3%	(0.9)%
Per treatment increase (decrease) from previous year	2.5%	5.9%	(7.8)%
Accounts receivable
Net receivables	$1,335	$1,358	$1,297
DSO	54	55	54
Provision for uncollectible accounts as a percentage of revenues	4.5%	4.5%	4.5%

6. DMG Business Metrics:
Capitated membership
Total members	735,400	749,300	787,100
Total member months
Senior	920,200	913,300	975,300
Commercial	995,900	1,018,400	1,048,600
Medicaid	305,200	318,800	342,500
Total member months	2,221,300	2,250,500	2,366,400
Capitated revenues by sources
Senior revenues	$660	$617	$648
Commercial revenues	188	175	172
Medicaid revenues	42	53	46
Total capitated revenues	$890	$845	$866

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
6. DMG Business Metrics: (continued)
Other
Total care dollars under management(1)	$1,342	$1,295	$1,272
Ratio of operating income (loss) to total care dollars under management(1)	0.9%	1.7%	(4.5)%
Ratio of adjusted operating income to total care dollars under management(1)(6)	0.9%	1.7%	2.8%

7. Cash Flow:
Operating cash flow	$865.2	$482.2	$429.0
Operating cash flow, last twelve months	$2,399.6	$1,963.4	$1,576.1
Free cash flow(1)	$733.7	$329.4	$305.3
Free cash flow, last twelve months(1)	$1,840.7	$1,412.3	$1,041.2
Capital expenditures:
Routine maintenance/IT/other	$88.1	$105.4	$73.3
Development and relocations	$126.4	$148.5	$99.9
Acquisition expenditures	$77.2	$66.5	$405.2

8. Debt and Capital Structure:
Total debt(3)	$9,165	$9,192	$9,210
Net debt, net of cash and cash equivalents(3)	$7,693	$8,279	$8,168
Leverage ratio (see calculation on page 15)	3.03x	3.16x	3.07x
Overall weighted average effective interest rate during the quarter	4.55%	4.49%	4.40%
Overall weighted average effective interest rate at end of the quarter	4.64%	4.52%	4.40%
Weighted average effective interest rate on the senior secured credit facilities at end of the quarter	3.95%	3.68%	3.46%
Fixed and economically fixed interest rates as a percentage of our total debt	53%	53%	60%(4)
Fixed and economically fixed interest rates, including our interest rate cap agreements, as a percentage of our total debt	91%	91%	90%(4)
Certain columns, rows or percentages may not add or recalculate due to the use of rounded numbers.
_________________

(1)
These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.

(2)
Consolidated percentages of revenues are comprised of the dialysis and related lab services business, DMG’s business and other ancillary services and strategic initiatives. General and administrative expenses includes certain corporate support and long-term incentive compensation, as well as an adjustment to reduce the receivable associated with the DMG acquisition escrow provision relating to an income tax item for the fourth quarter of 2016, and the estimated accruals for certain legal matters for the fourth quarter of 2016 and first quarter of 2016.

(3)
The reported balance sheet amounts at March 31, 2017, December 31, 2016, and March 31, 2016, exclude $75.9 million, $79.9 million and $92.0 million, respectively, of a debt discount associated with our Term Loan A, Term Loan B and senior notes, and other deferred financing costs.

(4)
The Term Loan B is subject to a LIBOR floor of 0.75%. At March 31, 2017, the actual LIBOR-based variable component of our interest rate exceeded 0.75% on the Term Loan B, and was subject to LIBOR-based interest rate volatility on the LIBOR variable component of our interest rate on all of the Term Loan B. However, we are limited to a maximum rate of 3.50% on the outstanding principal debt on the Term Loan B as a result of interest rate cap agreements. Actual LIBOR, for the three months ended March 31, 2016 was lower than the embedded LIBOR floor during such period and the interest rate on the Term Loan B was set at its floor during such period. The Term Loan A bears interest at LIBOR plus an interest margin of 2.00%. We are limited to a maximum rate of 3.50% on $96.3 million of the

Term Loan A as a result of interest rate cap agreements. In addition, the uncapped portion of the Term Loan A, which is subject to the variability of LIBOR, is $747.5 million.

(5)	Adjusted operating income margin is a calculation of adjusted operating income divided by consolidated net revenues.

(6)	Ratio of adjusted operating income to total care dollars under management is a calculation of adjusted operating income divided by total care dollars under management.

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the senior secured credit facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, including short-term investments, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to users to enhance their understanding of the Company’s leverage ratio under its Credit Agreement. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for debt to net income attributable to DaVita Inc., net income attributable to DaVita Inc. or total debt as determined in accordance with United States generally accepted accounting principles (GAAP). The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures by other companies.

Rolling twelve months ended March 31, 2017
Net income attributable to DaVita Inc.	$1,230,137
Income taxes	616,756
Interest expense	384,501
Depreciation and amortization	741,104
Goodwill and other asset impairment charges	258,774
Noncontrolling interests and equity investment income, net	178,108
Stock-settled stock-based compensation	34,682
Gain on changes in ownership interest, net	(410,438)
Gain on settlement, net	(529,504)
Other	(2,908)
“Consolidated EBITDA”	$2,501,212

March 31, 2017
Total debt, excluding debt discount and other deferred financing costs of $75.9 million	$9,164,957
Letters of credit issued	95,909
$9,260,866
Less: Cash and cash equivalents including short-term investments (excluding DMG’s physician owned entities cash)	(1,675,454)
Consolidated net debt	$7,585,412
Last twelve months “Consolidated EBITDA”	$2,501,212
Leverage ratio	3.03x
Certain columns, rows or percentages may not add or recalculate due to the use of rounded numbers.

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 4.50 to 1.00 as of March 31, 2017. At that date the Company’s leverage ratio did not exceed 4.50 to 1.00.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands except for per share data)

Note 2:    Adjusted net income and adjusted diluted net income per share attributable to DaVita Inc.

We believe that adjusted net income and adjusted diluted net income per share attributable to DaVita Inc., excluding a net settlement gain, a gain on the APAC JV ownership changes, goodwill and other asset impairment charges, an adjustment to reduce a receivable associated with the DMG acquisition escrow provision relating to an income tax item, and estimated accruals for certain legal matters, enhances a user’s understanding of our normal net income attributable to DaVita Inc. and diluted net income per share attributable to DaVita Inc. for these periods by providing a measure that is meaningful because it excludes certain items which we do not believe are indicative of our ordinary results, and accordingly, is comparable to prior periods and indicative of normal net income attributable to DaVita Inc. and diluted net income per share attributable to DaVita Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income attributable to DaVita Inc. and diluted net income per share attributable to DaVita Inc.

	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
Net income attributable to DaVita Inc.	$447,697	$157,726	$97,434
Gain on settlement, net	(526,827)	—	—
Equity investment income related to gain on settlement	(2,677)	—	—
Gain on APAC JV ownership changes	(6,273)	—	—
Goodwill impairment charges	24,198	28,415	77,000
Impairment of assets	15,168	—	—
Impairment of minority equity investment	—	14,993	—
Accruals for legal matters	—	15,770	16,000
Reduction in the receivable associated with the DMG acquisition escrow provision	—	3,894	—
Noncontrolling interests associated with adjustments
Goodwill impairment charges	(6,880)	(8,078)	—
Gain on settlement, net	24,029	—	—
Related income tax	185,162	(20,686)	—
Adjusted net income attributable to DaVita Inc.	$153,597	$192,034	$190,434
Certain columns, rows or percentages may not add or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - (continued)
(unaudited)
(dollars in thousands except for per share data)

	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
Diluted net income per share attributable to DaVita Inc.	$2.29	$0.80	$0.47
Gain on settlement, net	(2.70)	—	—
Equity investment income related to gain on settlement	(0.01)	—	—
Gain on APAC JV ownership changes	(0.03)	—	—
Goodwill impairment charges	0.12	0.15	0.37
Impairment of assets	0.08	—	—
Impairment of minority equity investment	—	0.08	—
Accruals for legal matters	—	0.08	0.08
Reduction in the receivable associated with the DMG acquisition escrow provision	—	0.02	—
Noncontrolling interests associated with adjustments
Goodwill impairment charges	(0.03)	(0.04)	—
Gain on settlement, net	0.12	—	—
Related income tax	0.95	(0.11)	—
Adjusted diluted net income per share attributable to DaVita Inc.	$0.79	$0.98	$0.92
Certain columns, rows or percentages may not add or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - (continued)
(unaudited)
(dollars in thousands except for per share data)

In addition, we have excluded amortization of intangible assets associated with acquisitions from our adjusted net income attributable to DaVita Inc., net of tax, and from our adjusted diluted net income per share attributable to DaVita Inc. as we believe this presentation enhances a user’s understanding of our operating results for these periods by providing a different reflection of the Company’s operating performance since it excludes the amortization of intangible assets that relate to the fair value measurement of acquired intangible assets associated with our acquisitions, and accordingly is indicative of consistent adjusted net income excluding amortization of acquired intangibles, attributable to DaVita Inc. and diluted net income per share attributable to DaVita Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income attributable to DaVita Inc. and diluted net income per share attributable to DaVita Inc.

	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
Adjusted net income attributable to DaVita Inc.	$153,597	$192,034	$190,434
Add:
Amortization of intangible assets associated with acquisitions for the dialysis and ancillary operations	3,725	3,480	3,809
Amortization of intangible assets associated with acquisitions for the DMG operations	43,955	44,290	36,078
Less: Related income tax	(19,072)	(17,436)	(15,955)
	$182,205	$222,368	$214,366

Adjusted diluted net income per share attributable to DaVita Inc.	$0.79	$0.98	$0.92
Add:
Amortization of intangible assets per share associated with acquisitions for the dialysis and ancillary operations	0.02	0.02	0.02
Amortization of intangible assets per share associated with acquisitions for the DMG operations	0.22	0.22	0.17
Tax effect of adjustments	(0.10)	(0.09)	(0.08)
	$0.93	$1.13	$1.03
Certain columns, rows or percentages may not add or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands)

Note 3:    Adjusted operating income.

Adjusted operating income is defined as operating income before certain items we do not believe are indicative of ordinary results, including a net settlement gain, a gain on the APAC JV ownership changes, goodwill and other asset impairment charges, an adjustment to reduce a receivable associated with the DMG acquisition escrow provision relating to an income tax item, and estimated accruals for certain legal matters.

We use adjusted operating income as a measure to assess operating and financial performance. We believe that this measure enhances a user’s understanding of the normal operating income and of our consolidated enterprise and of our individual reportable segments.

Adjusted operating income is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, the calculation of adjusted operating income is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. Adjusted operating income may not be indicative of historical operating results, and we do not intend these calculations to be predictive of future results of operations or cash flows.

	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
Consolidated:
Operating income	$888,236	$381,428	$364,889
Gain on settlement, net	(526,827)	—	—
Equity investment income related to gain on settlement	(2,677)	—	—
Gain on APAC JV ownership changes	(6,273)	—	—
Goodwill impairment charges	24,198	28,415	77,000
Impairment of assets	15,168	—	—
Impairment of minority equity investment	—	14,993	—
Accruals for legal matters	—	15,770	16,000
Reduction in the receivable associated with the DMG acquisition escrow provision	—	3,894	—
Adjusted operating income	$391,825	$444,500	$457,889
Certain columns, rows or percentages may not add or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands)

	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
Kidney Care:
U.S. dialysis and related lab services:
Segment operating income	$944,740	$435,581	$440,055
Less:
Gain on settlement, net	(526,827)	—	—
Equity investment income related to gain on settlement	(2,677)	—	—
Adjusted operating income	$415,236	$435,581	$440,055
Other - Ancillary services and strategic initiatives:
U.S. ancillary services and strategic initiatives
Segment operating loss	$(53,027)	$(58,562)	$(1,354)
Add:
Goodwill impairment charges	24,198	28,415	—
Impairment of assets	15,168	—	—
Accruals for legal matters	—	15,770	—
Adjusted operating loss	$(13,661)	$(14,377)	$(1,354)
International dialysis
Segment operating loss	$(5,193)	$(13,273)	$(9,746)
Add: Impairment of minority equity investment	—	14,993	—
Less: Gain on APAC JV ownership changes	(6,273)	—	—
Adjusted operating (loss) income	$(11,466)	$1,720	$(9,746)
Adjusted operating loss	$(25,127)	$(12,657)	$(11,100)
Corporate administrative support:
Segment operating loss	$(10,592)	$(4,195)	$(6,921)
Add: Reduction in the receivable associated with the DMG acquisition escrow provision	—	3,894	—
Adjusted operating loss	$(10,592)	$(301)	$(6,921)
Kidney Care adjusted operating income	$379,517	$422,623	$422,034
DMG:
Segment operating income (loss)	$12,308	$21,877	$(57,145)
Add:
Goodwill impairment charge	—	—	77,000
Accruals for legal matters	—	—	16,000
DMG adjusted operating income	$12,308	$21,877	$35,855
Consolidated adjusted operating income	$391,825	$444,500	$457,889
Certain columns, rows or percentages may not add or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands)

Note 4:    Effective income tax rates and adjusted effective income tax rates.

We believe that reporting the effective income tax rate attributable to DaVita Inc. as well as the adjusted effective income tax rate attributable to DaVita Inc., excluding a net settlement gain, a gain on the APAC JV ownership changes, goodwill and other asset impairment charges, an adjustment to reduce a receivable associated with the DMG acquisition escrow provision relating to an income tax item, and estimated accruals for certain legal matters, net of tax, enhances a user’s understanding of DaVita Inc.’s effective income tax rate and DaVita Inc.’s adjusted effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and certain non-deductible charges which we do not believe are indicative of our ordinary results, and, therefore, these adjusted measures are meaningful to a user to fully understand the related income tax effects on DaVita Inc.’s operating results. These are not measures under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
Income before income taxes	$788,050	$278,072	$264,981
Income tax expense	$287,765	$89,802	$126,822
Effective income tax rate	36.5%	32.3%	47.9%

	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
Income before income taxes	$788,050	$278,072	$264,981
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(52,653)	(30,646)	(40,797)
Income before income taxes attributable to DaVita Inc.	$735,397	$247,426	$224,184

Income tax expense	$287,765	$89,802	$126,822
Less: Income tax attributable to noncontrolling interests	(65)	(102)	(72)
Income tax expense attributable to DaVita Inc.	$287,700	$89,700	$126,750

Effective income tax rate attributable to DaVita Inc.	39.1%	36.3%	56.5%
Certain columns, rows or percentages may not add or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands)

Adjusted effective income tax rate as compared to the adjusted effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
Income before income taxes	$788,050	$278,072	$264,981
Goodwill impairment charges	24,198	28,415	77,000
Impairment of assets	15,168	—	—
Accruals for legal matters	—	15,770	16,000
Impairment of minority equity investment	—	14,993	—
Reduction in the receivable associated with the DMG acquisition escrow provision	—	3,894	—
Gain on settlement, net	(526,827)	—	—
Equity investment income related to gain on settlement	(2,677)	—	—
Gain on APAC JV ownership changes	(6,273)	—	—
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(52,653)	(30,646)	(40,797)
Noncontrolling interests associated with adjustments
Goodwill impairment charges	(6,880)	(8,078)	—
Gain on settlement, net	24,029	—	—
Adjusted income before income taxes attributable to DaVita Inc.	$256,135	$302,420	$317,184

Income tax expense	$287,765	$89,802	$126,822
Add income tax related to:
Goodwill impairment charges	6,568	7,342	—
Impairment of assets	5,752	—	—
Reduction in receivable associated with the DMG acquisition escrow provision	—	3,894	—
Accruals for legal matters	—	4,090	—
Impairment of minority equity investment	—	5,360	—
Less income tax related to:
Gain on settlement, net	(197,482)	—	—
Noncontrolling interests	(65)	(102)	(72)
Adjusted income tax attributable to DaVita Inc.	$102,538	$110,386	$126,750
Adjusted effective income tax rate attributable to DaVita Inc.	40.0%	36.5%	40.0%
Certain columns, rows or percentages may not add or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands)

Note 5:    Free cash flow.

Free cash flow represents net cash provided by operating activities less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisitions and development activities and meet our debt service requirements. In addition, free cash flow excluding distributions to noncontrolling interests provides a user with an understanding of free cash flows that are attributable to DaVita Inc. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
Cash provided by operating activities	$865,174	$482,182	$429,002
Less: Distributions to noncontrolling interests	(43,316)	(47,329)	(50,409)
Cash provided by operating activities attributable to DaVita Inc.	821,858	434,853	378,593
Less: Expenditures for routine maintenance and information technology	(88,112)	(105,441)	(73,288)
Free cash flow	$733,746	$329,412	$305,305

	Rolling 12-Month Period
	March 31, 2017	December 31, 2016	March 31, 2016
Cash provided by operating activities	$2,399,616	$1,963,444	$1,576,113
Less: Distributions to noncontrolling interests	(185,308)	(192,401)	(183,545)
Cash provided by operating activities attributable to DaVita Inc.	2,214,308	1,771,043	1,392,568
Less: Expenditures for routine maintenance and information technology	(373,563)	(358,739)	(351,357)
Free cash flow	$1,840,745	$1,412,304	$1,041,211
Certain columns, rows or percentages may not add or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands)

Note 6:    Total care dollars under management.

In California, as a result of our managed care administrative services agreements with hospitals and health plans, DMG does not assume the direct financial risk for institutional (hospital) services in most cases, but is responsible for managing the care dollars associated with both the professional (physician) and institutional services being provided for the Per Member Per Month (PMPM) fee attributable to both professional and institutional services. In cases where DMG does not assume the direct financial risk, DMG recognizes the surplus of institutional revenue less institutional expense as DMG net revenue recorded as capitated revenues. In addition to revenues recognized for financial reporting purposes, DMG measures its total care dollars under management, which includes the PMPM fee payable to third parties for institutional services where DMG manages the care provided to its members by the hospitals and other institutions, which are not included in GAAP revenues. DMG uses total care dollars under management as a supplement to GAAP revenues as it allows DMG to measure profit margins on a comparable basis across both the global capitation model (where DMG assumes the full financial risk for all services, including institutional services) and the risk sharing models (where DMG operates under managed care administrative services agreements where DMG does not assume the full risk). DMG believes that presenting amounts in this manner is useful because it presents its operations on a unified basis without the complication caused by models that DMG has adopted in its California market as a result of various regulations related to the assumption of institutional risk. Total care dollars under management is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation or as a substitute for revenues calculated in accordance with GAAP. Total care dollars under management includes PMPM payments received from third parties that are recorded net of expenses in our accounting records. The following table reconciles total care dollars under management to medical revenues for the periods indicated.

	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
Medical revenues	$1,068,703	$1,017,576	$978,523
Less: Risk share revenue, net	(8,652)	(37,243)	(28,402)
Add: Institutional capitation amounts	281,899	315,033	321,776
Total care dollars under management	$1,341,950	$1,295,366	$1,271,897
Certain columns, rows or percentages may not add or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands)

Note 7:    EBITDA and adjusted EBITDA.
EBITDA is defined as operating income before depreciation and amortization. Adjusted EBITDA is defined as operating income before certain charges, including a net settlement gain, estimated accruals for certain legal matters, goodwill and other asset impairment charges, and a gain on the APAC JV ownership changes, further adjusted to exclude depreciation and amortization.
We use EBITDA and adjusted EBITDA as measures to assess operating and financial performance. We believe that these measures enhance a user’s understanding of normal operating income excluding certain charges, depreciation and amortization.
Neither EBITDA nor adjusted EBITDA is a measure of financial performance computed in accordance with GAAP and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, the calculation of EBITDA and adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. EBITDA and adjusted EBITDA may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

EBITDA:

	Three months ended March 31, 2017			Three months ended March 31, 2016
	Consolidated	Kidney Care	DMG	Consolidated	Kidney Care	DMG
Net income attributable to DaVita Inc.	$447,697			$97,434
Noncontrolling interests	52,588			40,725
Income taxes	287,765			126,822
Other income	(4,243)			(2,976)
Debt expense	104,429			102,884
Operating income	888,236	875,928	12,308	364,889	422,033	(57,145)
Depreciation and amortization	190,206	132,883	57,323	169,355	123,092	46,263
EBITDA	$1,078,442	$1,008,811	$69,631	$534,244	$545,125	$(10,882)
Adjusted EBITDA:

	Three months ended March 31, 2017			Three months ended March 31, 2016
	Consolidated	Kidney Care	DMG	Consolidated	Kidney Care	DMG
Net income attributable to Davita Inc.	$447,697			$97,434
Noncontrolling interests	52,588			40,725
Income taxes	287,765			126,822
Other income	(4,243)			(2,976)
Debt expense	104,429			102,884
Operating income	888,236	875,928	12,308	364,889	422,033	(57,145)
Gain on settlement, net	(526,827)	(526,827)
Equity investment income related to gain on settlement	(2,677)	(2,677)
Accruals for legal matters				16,000		16,000
Goodwill and asset impairment charges	39,366	39,366		77,000		77,000
Gain on APAC JV ownership changes	(6,273)	(6,273)
Adjusted operating income	391,825	379,517	12,308	457,889	422,033	35,855
Depreciation and amortization	190,206	132,883	57,323	169,355	123,092	46,263
Adjusted EBITDA	$582,031	$512,400	$69,631	$627,244	$545,125	$82,118
Certain columns, rows or percentages may not add or recalculate due to the use of rounded numbers.